Exhibit 99.1

Teradyne Reports Second Quarter 2022 Results

•	Revenue and earnings above the mid-point of Q2 guidance

•	System Test, Wireless Test and Industrial Automation revenues grew compared with Q2’21 while Semiconductor Test declined consistent with guidance

•	Automotive and memory test demand strong while mobility and compute related demand softening

•	Industrial Automation growth slowing

	Q2’22	Q2’21	Q1’22
Revenue (mil)	$841	$1,086	$755
GAAP EPS	$1.16	$1.76	$0.92
Non-GAAP EPS	$1.21	$1.91	$0.98
Gross Margin	60.2%	59.6%	60.2%

NORTH READING, Mass. – July 26, 2022 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $841 million for the second quarter of 2022 of which $541 million was in Semiconductor Test, $135 million in System Test, $64 million in Wireless Test and $101 million in Industrial Automation (IA). GAAP net income for the second quarter was $197.8 million or $1.16 per diluted share. On a non-GAAP basis, Teradyne’s net income in the second quarter was $204.0 million, or $1.21 per diluted share, which excluded acquired intangible asset amortization, restructuring and other charges, and included the related tax impact on non-GAAP adjustments.

“We delivered sales and earnings above the mid-point of our second quarter guidance on strong test group shipments despite supply shortages and slowing industrial automation growth,” said Teradyne CEO Mark Jagiela. “As we enter Q3, we’re lowering our shipment plan to align with reduced mobility related test demand, slower industrial automation growth, and continued supply shortages.”

Guidance for the third quarter of 2022 is revenue of $760 million to $840 million, with GAAP net income of $0.86 to $1.12 per diluted share and non-GAAP net income of $0.90 to $1.16 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization.

Webcast

A conference call to discuss the second quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Wednesday, July 27. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at https://investors.teradyne.com/events-presentations.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, restructuring and other, pension actuarial gains and losses, losses on convertible debt conversions, non-cash convertible debt interest, discrete income tax adjustments, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) brings high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its Industrial Automation offerings include collaborative and mobile robots that help manufacturers of all sizes improve productivity and lower costs. In 2021, Teradyne had revenue of $3.7 billion and today employs over 6,300 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, the impact of the global pandemic of the novel strain of the coronavirus (COVID-19), results of operations, market conditions, earnings per share, the impact of supply chain conditions on the business, customer sales expectations, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, sanctions against Russia and Russian companies, and the impact of U.S. and Chinese export and tariff laws. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, customer sales, supply chain conditions or improvements, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, the impact of the COVID-19 pandemic, sanctions against Russia and Russian companies, the impact of any tariffs or export controls imposed in the U.S. or China; compliance with trade protection measures or export restrictions; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; or the impact of U.S. Department Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China, Russia and Venezuela. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Specifically, Teradyne’s 2024 earnings model is aspirational and includes many assumptions. There can be no assurance that these assumptions will be accurate or that model results will be achieved. As set forth below, there are many factors that could cause our 2024 earnings model and actual results to differ materially from those presently expected. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time.

Following Russia’s invasion of Ukraine in February 2022, the U.S. and other countries imposed significant sanctions against the Russian government and many Russian companies and individuals. Although Teradyne does not have significant operations in Russia, the sanctions could impact Teradyne’s business in other countries and could have a negative impact on the Company’s supply chain, either of which could adversely affect Teradyne’s business and financial results.

COVID-19 has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, government vaccination mandates and other government regulations. These measures have impacted and may further impact Teradyne’s workforce and operations, the operations of its customers, and those of its contract manufacturers and suppliers. As Teradyne implements measures to comply with additional regulations, the Company may experience increased compliance costs, increased risk of non-compliance and increased risk of employee attrition.

The COVID-19 pandemic has adversely impacted the Company’s results of operations, including increased costs company-wide and constraints within the Company’s supply chain. The Company cannot accurately estimate the amount of the impact on Teradyne’s 2022 financial results and to its future financial results. The COVID-19 outbreak has significantly increased economic and demand uncertainty in Teradyne’s markets. This uncertainty resulted in a significant decrease in demand for certain Teradyne products and could continue to impact demand for an uncertain period of time. The spread of COVID-19 has caused Teradyne to modify its business practices (including employee travel, employees working remotely, and cancellation of in person participation in meetings, events and conferences) and the Company may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, contract manufacturers and suppliers. There is uncertainty that such measures will be sufficient to mitigate the risks posed by the virus, and Teradyne’s ability to perform critical functions could be impacted. The degree to which COVID-19 continues to impact Teradyne’s results will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and continued spread of the virus, its severity, the actions to contain the virus or the availability and impact of vaccines in countries where the Company does business, and how quickly and to what extent normal economic and operating conditions can resume.

Important factors that could cause actual results, the 2024 earnings model, earnings per share, use of cash, dividend payments, repurchases of common stock, or payment of the senior convertible notes to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the continued impact of the COVID-19 pandemic and related government responses on the market and demand for Teradyne’s products, on its contract manufacturers and supply chain, and on its workforce; the impact of the global semiconductor supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; demand for products by the Company’s largest customers; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the Company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed in the U.S. or China; compliance with trade protection measures or export restrictions; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; the impact of U.S. Department Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China, Russia and Venezuela; sanctions imposed against the Russian government and certain Russian companies and individuals by the U.S., and other countries; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” sections of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Report on Form 10-Q for the fiscal quarter ended April, 3, 2022. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR SECOND FISCAL QUARTER OF 2022

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended			Six Months Ended
	July 3, 2022	April 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Net revenues	$840,766	$755,370	$1,085,728	$1,596,136	$1,867,334
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	334,377	300,437	438,739	634,814	758,727

Gross profit	506,389	454,933	646,989	961,322	1,108,607
Operating expenses:
Selling and administrative	139,533	140,185	140,187	279,718	269,984
Engineering and development	111,951	108,116	110,021	220,067	210,423
Acquired intangible assets amortization	4,871	5,063	5,402	9,934	10,938
Restructuring and other (2)	2,044	15,714	2,507	17,758	(4,623)

Operating expenses	258,399	269,078	258,117	527,477	486,722
Income from operations	247,990	185,855	388,872	433,845	621,885
Interest and other expense (3)	9,398	5,496	4,846	14,894	13,866

Income before income taxes	238,592	180,359	384,026	418,951	608,019
Income tax provision	40,805	18,431	55,707	59,236	74,188

Net income	$197,787	$161,928	$328,319	$359,715	$533,831

Net income per common share:
Basic	$1.24	$1.00	$1.98	$2.24	$3.21

Diluted	$1.16	$0.92	$1.76	$2.07	$2.85

Weighted average common shares - basic	159,563	162,048	165,995	160,805	166,243

Weighted average common shares - diluted (4)	171,159	175,575	186,750	173,367	187,245

Cash dividend declared per common share	$0.11	$0.11	$0.10	$0.22	$0.20

(1) Cost of revenues includes:
	Quarter Ended			Six Months Ended
	July 3, 2022	April 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Provision for excess and obsolete inventory	$5,105	$1,590	$798	$6,695	$3,625
Sale of previously written down inventory	(449)	(262)	(428)	(711)	(1,218)

	$4,656	$1,328	$370	$5,984	$2,407

(2) Restructuring and other consists of:
	Quarter Ended			Six Months Ended
	July 3, 2022	April 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Employee severance	$383	$551	$436	$934	$624
Litigation settlement	—	14,700	—	14,700	—
Acquisition related expenses and compensation	—	(201)	275	(201)	38
Contingent consideration fair value adjustment	—	—	—	—	(7,227)
Other	1,661	664	1,796	2,325	1,942

	$2,044	$15,714	$2,507	$17,758	$(4,623)

(3) Interest and other includes:
	Quarter Ended			Six Months Ended
	July 3, 2022	April 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Non-cash convertible debt interest	$—	$—	$3,277	$—	$6,858
Loss on convertible debt conversions	—	—	1,175	—	5,244
Pension actuarial gains	—	—	(627)	—	(627)

	$—	$—	$3,825	$—	$11,475

(4)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended July 3, 2022, April 3, 2022 and July 4, 2021, 1.9 million, 2.5 million and 9.6 million shares, respectively, have been included in diluted shares. For the six months ended July 3, 2022 and July 4, 2021, 2.2 million and 9.9 million shares, respectively, have been included in diluted shares. For the quarters ended July 3, 2022, April 3, 2022 and July 4, 2021, diluted shares also included 9.0 million, 10.0 million and 10.1 million shares, respectively, from the convertible note hedge transaction. For the six months ended July 3, 2022 and July 4, 2021, diluted shares included 9.5 million and 9.8 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	July 3, 2022	December 31, 2021
Assets
Cash and cash equivalents	$572,023	$1,122,199
Marketable securities	209,846	244,231
Accounts receivable, net	683,739	550,749
Inventories, net	295,625	243,330
Prepayments	498,093	406,266
Other current assets	11,109	9,452

Total current assets	2,270,435	2,576,227
Property, plant and equipment, net	411,263	387,240
Operating lease right-of-use assets, net	71,812	68,807
Marketable securities	111,999	133,858
Deferred tax assets	126,639	102,428
Retirement plans assets	14,245	15,110
Other assets	26,942	24,096
Acquired intangible assets, net	62,509	75,635
Goodwill	397,733	426,024

Total assets	$3,493,577	$3,809,425

Liabilities
Accounts payable	$175,606	$153,133
Accrued employees’ compensation and withholdings	190,506	253,667
Deferred revenue and customer advances	163,127	146,185
Other accrued liabilities	133,881	124,187
Operating lease liabilities	17,770	19,977
Income taxes payable	106,863	88,789
Current debt	9,632	19,182

Total current liabilities	797,385	805,120
Retirement plans liabilities	141,884	151,141
Long-term deferred revenue and customer advances	50,357	54,921
Long-term other accrued liabilities	15,530	15,497
Deferred tax liabilities	3,143	6,327
Long-term operating lease liabilities	62,751	56,178
Long-term income taxes payable	59,135	67,041
Debt	64,796	89,244

Total liabilities	1,194,981	1,245,469

Mezzanine equity	—	1,512
Shareholders’ equity	2,298,596	2,562,444

Total liabilities, convertible common shares and shareholders’ equity	$3,493,577	$3,809,425

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Six Months Ended
	July 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Cash flows from operating activities:
Net income	$197,787	$328,319	$359,715	$533,831
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,957	21,938	44,460	45,848
Stock-based compensation	12,228	10,999	25,122	23,231
Amortization	4,862	9,521	10,095	19,343
Provision for excess and obsolete inventory	5,105	798	6,695	3,625
Deferred taxes	(34,885)	257	(23,597)	(800)
Losses (gains) on investments	6,972	(2,159)	8,973	(4,650)
Retirement plans actuarial gains	—	(627)	—	(627)
Contingent consideration fair value adjustment	—	—	—	(7,227)
Loss on convertible debt conversions	—	1,175	—	5,244
Other	345	(1)	522	199
Changes in operating assets and liabilities
Accounts receivable	(146,592)	(285,186)	(146,384)	(372,698)
Inventories	(37,202)	56,320	(46,682)	19,908
Prepayments and other assets	(25,597)	(31,285)	(99,902)	(117,416)
Accounts payable and other liabilities	85,922	97,361	(38,460)	86,790
Deferred revenue and customer advances	7,416	7,237	14,163	15,189
Retirement plans contributions	(1,289)	(814)	(2,618)	(2,739)
Income taxes	18,426	(7,569)	10,815	(2,628)

Net cash provided by operating activities	115,455	206,284	122,917	244,423

Cash flows from investing activities:
Purchases of property, plant and equipment	(45,744)	(34,707)	(89,743)	(73,957)
Purchases of marketable securities	(81,904)	(186,482)	(247,881)	(398,086)
Proceeds from maturities of marketable securities	42,970	265,985	139,652	460,213
Proceeds from sales of marketable securities	113,061	54,819	143,642	116,112
Purchase of investment	—	(12,000)	—	(12,000)

Net cash provided by (used for) investing activities	28,383	87,615	(54,330)	92,282

Cash flows from financing activities:
Issuance of common stock under stock purchase and stock option plans	61	15,437	16,536	32,581
Repurchase of common stock	(331,334)	(151,396)	(532,799)	(196,584)
Dividend payments	(17,547)	(16,604)	(35,442)	(33,271)
Payments of convertible debt principal	(21,598)	(15,553)	(42,292)	(66,828)
Payments related to net settlement of employee stock compensation awards	(1,732)	(1,119)	(32,780)	(31,794)

Net cash used for financing activities	(372,150)	(169,235)	(626,777)	(295,896)

Effects of exchange rate changes on cash and cash equivalents	5,732	(1,372)	8,014	(489)

Decrease (increase) in cash and cash equivalents	(222,580)	123,292	(550,176)	40,320
Cash and cash equivalents at beginning of period	794,603	831,149	1,122,199	914,121

Cash and cash equivalents at end of period	$572,023	$954,441	$572,023	$954,441

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	July 3, 2022	% of Net Revenues			April 3, 2022	% of Net Revenues			July 4, 2021	% of Net Revenues
Net revenues	$840.8				$755.4				$1,085.7
Gross profit GAAP and non-GAAP	$506.4	60.2%			$454.9	60.2%			$647.0	59.6%
Income from operations - GAAP	$248.0	29.5%			$185.9	24.6%			$388.9	35.8%
Restructuring and other (1)	2.0	0.2%			15.7	2.1%			2.5	0.2%
Acquired intangible assets amortization	4.9	0.6%			5.1	0.7%			5.4	0.5%

Income from operations - non-GAAP	$254.9	30.3%			$206.7	27.4%			$396.8	36.5%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	July 3, 2022	% of Net Revenues	Basic	Diluted	April 3, 2022	% of Net Revenues	Basic	Diluted	July 4, 2021	% of Net Revenues	Basic	Diluted
Net income - GAAP	$197.8	23.5%	$1.24	$1.16	$161.9	21.4%	$1.00	$0.92	$328.3	30.2%	$1.98	$1.76
Restructuring and other (1)	2.0	0.2%	0.01	0.01	15.7	2.1%	0.10	0.09	2.5	0.2%	0.02	0.01
Acquired intangible assets amortization	4.9	0.6%	0.03	0.03	5.1	0.7%	0.03	0.03	5.4	0.5%	0.03	0.03
Loss on convertible debt conversions (2)	—	—	—	—	—	—	—	—	1.2	0.1%	0.01	0.01
Interest and other (2)	—	—	—	—	—	—	—	—	3.3	0.3%	0.02	0.02
Pension mark-to-market adjustment (2)	—	—	—	—	—	—	—	—	(0.6)	-0.1%	(0.00)	(0.00)
Exclude discrete tax adjustments	1.6	0.2%	0.01	0.01	(10.4)	-1.4%	(0.06)	(0.06)	(1.1)	-0.1%	(0.01)	(0.01)
Non-GAAP tax adjustments	(2.3)	-0.3%	(0.01)	(0.01)	(3.3)	-0.4%	(0.02)	(0.02)	(1.5)	-0.1%	(0.01)	(0.01)
Convertible share adjustment (3)	—	—	—	0.01	—	—	—	0.01	—	—	—	0.10

Net income - non-GAAP	$204.0	24.3%	$1.28	$1.21	$169.0	22.4%	$1.04	$0.98	$337.5	31.1%	$2.03	$1.91

GAAP and non-GAAP weighted average common shares - basic	159.6				162.0				166.0
GAAP weighted average common shares - diluted	171.2				175.6				186.8
Exclude dilutive shares related to convertible note transaction	(1.9)				(2.5)				(9.6)

Non-GAAP weighted average common shares - diluted	169.3				173.1				177.2

(1) Restructuring and other consists of:

	Quarter Ended
	July 3, 2022				April 3, 2022				July 4, 2021
Employee severance	$0.4				$0.6				$0.4
Litigation settlement	—				14.7				—
Acquisition related expenses and compensation	—				(0.2)				0.3
Other	1.7				0.7				1.8

	$2.0				$15.7				$2.5

(2)

For the quarter ended July 4, 2021, adjustment to exclude loss on convertible debt conversions. For the quarter ended July 4, 2021, Interest and other included non-cash convertible debt interest expense. For the quarter ended July 4, 2021, adjustments to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)

For the quarters ended July 3, 2022, April 3, 2022, and July 4, 2021, the non-GAAP diluted EPS calculation adds back $0.2 million, $0.3 million, and $0.9 million, respectively, of convertible debt interest expense to non-GAAP net income. For the quarters ended July 3, 2022, April 3, 2022, and July 4, 2021, non-GAAP weighted average diluted common shares include 9.0 million, 10.0 million and 10.1 million shares, respectively, from the convertible note hedge transaction.

	Six Months Ended
	July 3, 2022	% of Net Revenues			July 4, 2021	% of Net Revenues
Net Revenues	$1,596.1				$1,867.3
Gross profit GAAP and non-GAAP	$961.3	60.2%			$1,108.6	59.4%
Income from operations - GAAP	$433.8	27.2%			$621.9	33.3%
Restructuring and other (1)	17.8	1.1%			(4.6)	-0.2%
Acquired intangible assets amortization	9.9	0.6%			10.9	0.6%

Income from operations - non-GAAP	$461.5	28.9%			$628.2	33.6%

			Net Income per Common Share				Net Income per Common Share
	July 3, 2022	% of Net Revenues	Basic	Diluted	July 4, 2021	% of Net Revenues	Basic	Diluted
Net income - GAAP	$359.7	22.5%	$2.24	$2.07	$533.8	28.6%	$3.21	$2.85
Restructuring and other (1)	17.8	1.1%	0.11	0.10	(4.6)	-0.2%	(0.03)	(0.02)
Acquired intangible assets amortization	9.9	0.6%	0.06	0.06	10.9	0.6%	0.07	0.06
Loss on convertible debt conversions (2)	—	—	—	—	5.2	0.3%	0.03	0.03
Interest and other (2)	—	—	—	—	6.9	0.4%	0.04	0.04
Pension mark-to-market adjustment (2)	—	—	—	—	(0.6)	0.0%	(0.00)	(0.00)
Exclude discrete tax adjustments	(8.8)	-0.6%	(0.05)	(0.05)	(16.3)	-0.9%	(0.10)	(0.09)
Non-GAAP tax adjustments	(5.6)	-0.4%	(0.03)	(0.03)	(1.9)	-0.1%	(0.01)	(0.01)
Convertible share adjustment (3)	—	—	—	0.03	—	—	—	0.16

Net income - non-GAAP	$373.0	23.4%	$2.32	$2.18	$533.4	28.6%	$3.21	$3.02

GAAP and non-GAAP weighted average common shares - basic	160.8				166.2
GAAP weighted average common shares - diluted	173.4				187.2
Exclude dilutive shares from convertible note	(2.2)				(9.9)

Non-GAAP weighted average common shares - diluted	171.2				177.3

(1) Restructuring and other consists of:

	Six Months Ended
	July 3, 2022				July 4, 2021
Litigation settlement	$14.7				$—
Employee severance	0.9				0.6
Acquisition related expenses and compensation	(0.2)				—
Contingent consideration fair value adjustment	—				(7.2)
Other	2.3				1.9

	$17.8				$(4.6)

(2)

For the six months ended July 4, 2021, adjustment to exclude loss on convertible debt conversions. For the six months ended July 4, 2021, Interest and other included non-cash convertible debt interest expense. For the six months ended July 4, 2021, adjustments to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)

For the six months ended July 3, 2022 and July 4, 2021, the non-GAAP diluted EPS calculation adds back $0.5 million and $2.1 million, respectively, of convertible debt interest expense to non-GAAP net income. For the six months ended July 3, 2022 and July 4, 2021, non-GAAP weighted average diluted common shares include 9.5 million and 9.8 million shares, respectively, related to the convertible debt hedge transaction.

GAAP to Non-GAAP Reconciliation of Third Quarter 2022 guidance:

GAAP and non-GAAP third quarter revenue guidance:	$760 million	to	$840 million
GAAP net income per diluted share	$0.86		$1.12
Exclude acquired intangible assets amortization	0.03		0.03
Convertible share adjustment	0.01		0.01

Non-GAAP net income per diluted share	$0.90		$1.16

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact: Teradyne, Inc.

Andy Blanchard 978-370-2425

Vice President of Corporate Relations